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             CONSENT OF INDEPENDENT ACCOUNTANTS
             ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-10119, 333-73357, 333-48396
and 33-56571) of AMERCO and its subsidiaries of our report dated June 29, 2001 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.





PRICEWATERHOUSECOOPERS LLP


Phoenix, Arizona
June 29, 2001